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                      Orrick, Herrington & Sutcliffe LLP
                               666 Fifth Avenue
                           New York, NY 10103-0001


                                 January 3, 2000




American Express Receivables Financing Corporation II
World Financial Center
200 Vesey Street
New York, NY 10285

American Express Centurion Bank
6985 Union Park Center
Midvale, Utah 84047

Re:  Registration Statement on Form S-3
     Registration No. 333-91473
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Ladies and Gentlemen:

         We have acted as special counsel for American Express Receivables Financing Corporation II ("RFC II") and American Express Centurion Bank ("Centurion Bank") in connection with the preparation of the above-referenced Registration Statement on Form S-3 (the "Registration Statement"), which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of Asset Backed Certificates (the "Certificates") representing an undivided interest in the American Express Credit Account Master Trust (the "Trust"). The Certificates are to be issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of May 16, 1996, among RFC II, Centurion Bank, American Express Travel Related Services Company, Inc., as servicer, and The Bank of New York, as trustee, substantially in the form filed as Exhibit 4.1 to the Registration Statement.

         We hereby confirm that the statements set forth in the prospectus relating to the Certificates (the "Prospectus") forming a part of the Registration Statement under the headings "Prospectus Summary-Tax Status" and "Tax Matters," accurately describe the material federal income tax consequences to holders of the Certificates issued pursuant to the Prospectus.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Orrick, Herrington & Sutcliffe LLP under the captions "Legal Matters" and "Tax Matters" in the Prospectus. In giving such consent, we do not admit that we are "experts," within the meaning of the term used in the Act or the rules and

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regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.


                                         Very truly yours,


                                         /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP
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                                         ORRICK, HERRINGTON & SUTCLIFFE LLP